Exhibit 10.23

COMMERCIAL PAPER

ISSUING AND PAYING AGENT AGREEMENT

(Book-Entry and Obligations

Using DTC Facilities

and Physical Notes)

THIS AGREEMENT (“Agreement”) dated as of May 5, 2006 (“Effective Date”) is entered into by and between Danaher Corporation (the “Issuer”) with offices at 2099 Pennsylvania Avenue, N.W., 12th Floor, Washington, D.C. 20006 and Deutsche Bank Trust Company Americas (the “Bank”) with offices at 60 Wall St, 27th Floor, New York, NY 10005.

Section 1. Appointment

The Issuer requests and authorizes the Bank to act as agent for the Issuer in connection with the issuance and payment of unsecured (a) book-entry obligations (each an “Obligation” and collectively the “Obligations”) as evidenced by Master Note Certificate(s) (the “Note Certificate(s) “) and (b) bearer short term promissory notes of the Issuer (each a “Note” and collectively the “Notes”), in the case of (a), in the form appended hereto in Exhibit A-1 and in the case of (b), in the form to be appended hereto as Exhibit A-2 at such time as bearer short term promissory notes of the Issuer are to be issued. The Bank agrees to act as such agent for the Issuer subject to the provisions of this Agreement commencing on the Effective Date shown above.

Insofar as the context requires, all references herein to an Issuer’s “Obligation” shall be deemed to include the Issuer’s Note, and all references herein to an Issuer’s “Obligations” or “Book-entry Obligations” shall be deemed to include the Issuer’s Notes.

Section 2. Certificate Agreement

The Issuer acknowledges that the Bank has previously entered into a commercial paper certificate agreement (as amended or otherwise modified and currently in effect, the “Certificate Agreement”) which copy is appended hereto as Exhibit E, with the Depository Trust Company (DTC) and the Issuer also acknowledges that the continuation in effect of the Certificate Agreement is a necessary prerequisite to the Bank’s providing services related to issuance of the Obligations. The Issuer understands and agrees that the Certificate Agreement shall supplement the provisions of this Agreement and that the Issuer and the provisions of this Agreement are subject to the provisions of the Certificate Agreement.

Section 3. Letter of Representations; Resolutions; Authorized Officers

The Issuer will, prior to the Effective Date, deliver to the Bank an executed Letter of Representations (the “Representations”), a copy of which is appended hereto as Exhibit F. Further, the Issuer understands and agrees that such Representations when executed by the Issuer, the Bank and DTC shall supplement the provisions of this Agreement and that the Issuer, the Bank, and DTC shall be bound by the provisions of the Representations. The Bank and the Issuer agree to comply with the relevant portions of DTC’s Commercial Paper Issuing and Paying Agent Manual, and the DTC Same Day Settlement System Rules (collectively the “DTC Rules”).

The Issuer has delivered to the Bank (a) a certified copy of the resolutions adopted by the Board of Directors of the Issuer concerning the issuance of Obligations by the Issuer (the “Resolutions”), which copy is appended hereto as Exhibit B, and (b) a certified original of the Issuer’s certificate of incumbency (the “Certificate of Incumbency”), containing the name, title, and true signature of those officers of the Issuer authorized by the Resolutions to take action with respect to the Obligations (the “Authorized Officers”), which certificate is appended hereto as Exhibit C. The Issuer agrees to provide the Bank with revised certified Resolutions and/or Certificates of Incumbency when and as required by changes in authorization of personnel.

Section 4. Authorized Persons

The Issuer authorizes the Bank to accept and to execute Instructions, as defined in and given pursuant to Section 6 hereof by any one of the employees and/or Agents (defined as sales agents or dealers authorized by a separate agreement between the Issuer and its sales agents or dealers) of the Issuer who are designated in a writing that is signed by the requisite number of Authorized Officers. Such designated employees or Agents shall be hereinafter collectively referred to as “Authorized Persons”. The initial written designation of Authorized Person(s) is appended hereto as Exhibit D. The Issuer agrees to provide the Bank with revised written designations in the form of Exhibit D when and as required by changes in authorization or personnel.

Section 5. Note Certificates

(X)	Book entry Obligations:

The Issuer will, prior to the Effective Date, deliver to the Bank a Note Certificate evidencing Obligations issued, such Note Certificate bearing the manual or facsimile signatures of the requisite number of Authorized Officers and specifying the date of issuance, the full legal name of the Issuer, the name of the state in which the Issuer is incorporated, and the name of the Bank, acting as paying agent for the Issuer, in each case the Note Certificate being registered in the name of Cede & Co., a nominee of DTC.

(Y)	Physical Notes and Signature Stamps:

For use as described in Section 7 hereof, the Issuer will, at its election, (a) deliver to the Bank a supply of the Issuer’s sequentially numbered, blank Notes bearing the manual or facsimile signatures of the requisite number of Authorized Officers and having spaces to show the face or principal amount, payee, date of issue, maturity date and amount of interest (if an interest bearing Note), and/or (b) authorize the Bank to use the Bank’s commercial paper universal note stock, which has spaces to show the face or principal amount, payee, date of issue, maturity date, amount of interest (if an interest bearing Note) and signature(s) of the Authorized Officers. If the Issuer elects (b), or if the Notes described in (a) do not bear such signature(s) when delivered to the Bank, then the Issuer will, at its election, deliver to the Bank for each signature required to be placed on the Notes either an electronic image of the requisite signature or a stamp bearing the facsimile signature of an Authorized Officer.

(Z)	Book Entry Obligations, Physical Notes and Signature Stamps:

Any Obligation (as evidenced by the Note Certificate or Note bearing the manual or authorized facsimile signature of an Authorized Officer) shall, upon the Bank’s issuance of such Obligation on behalf of the Issuer, bind the Issuer notwithstanding that such Authorized Officer shall have died or shall have otherwise ceased to hold office on the date such Obligation is issued by the Bank. Furthermore, the Issuer agrees that the Bank shall have no duty or responsibility to determine the genuineness of the facsimile and/or manual signatures appearing on the Note Certificate(s), Notes or stamps but the foregoing shall not excuse the Bank from examining, and the Bank shall examine, its signature cards to determine that signers are authorized and their signatures do not appear on their face to be incorrect or incomplete.

Section 6. Instructions

The term “Instructions” shall mean a communication, purporting to be from an Authorized Officer or Authorized Person, in the form of either (a) a written notice including those transmitted through facsimile transmittal equipment; (b) a telephone call; and/or (c) a transmission through an instruction and reporting communication service (“Noteline Direct”) offered by the Bank pursuant to Section 10 hereof, in each case received by the Bank at the address specified in Section 15 prior to 1:00 p.m. New York time on the day on which the Instructions are to be operative, which shall be a day the Bank is open for business.

If the Bank, at its option, acts upon Instructions transmitted after 1:00 p.m. New York time on the day on which the Instructions are to be operative, the Issuer understands and agrees that (a) such Instructions shall be acted upon, on a best efforts basis, by the Bank pursuant to the custom and practice of the commercial paper market, and (b) the Bank makes no representations or warranties that the issuance and delivery of any Note or Obligation pursuant to Section 7 hereof shall be completed prior to the close of business on the issue date specified in the Instructions.

Any Instructions given by telephone shall be confirmed to the Bank in a writing purporting to be from an Authorized Officer or Authorized Person prior to 1:00 p.m. New York time on the day on which such Instructions are to be operative. In the absence of the Bank’s timely receipt of such written confirmation or in the event the Bank acts upon Instructions received after 1:00 p.m. New York time on the day on which the Instructions are to be operative, the Issuer understands and agrees that the Instructions given by telephone or received after the aforementioned 1:00 p.m. New York time, as understood by the Bank, shall be the true and controlling Instructions for all purposes of this Agreement.

Notwithstanding anything to the contrary in this Section 6, the Issuer acknowledges that the Bank may act upon the Instructions without any duty to make any inquiry regarding the genuineness of such Instructions.

Section 7. Issuance

(X)	Book Entry Obligations:

The Bank’s sole duties in connection with the issuance of the Obligations when the Issuer delivers the Note Certificate(s) to the Bank in the form described in Section 5(X) herein, shall be as follows:

(a)	to hold Note Certificates in safekeeping;

(b)	to assign to each Instruction received from the Issuer a CUSIP number as specified in and in accordance with the CUSIP number assignment received by the Bank from the Issuer;

(c)	to cause to deliver an Obligation on behalf of the Issuer upon receipt of the related Instructions from the Issuer, or its designated agent(s), as to the face or principal amount, net dollar amount, date of issue, maturity date, interest rate (if any), and amount of interest due at maturity (if an interest bearing Obligation), by way of data entry or data transfer to the DTC Same Day Funds Settlement System (“SDFS”), and to receive from SDFS a confirmation receipt that such delivery was effected; and

(d)	to credit the net proceeds of all deliveries of the Obligations to the Issuer’s account with the Bank (Account No. 00447400) under advice to the Issuer at the address specified in Section 15 hereof.

Y.	Physical Notes:

The Bank’s sole duties in connection with the issuance of the Notes if the Issuer delivers a supply of the Issuer’s blank Notes to the Bank or uses the Bank’s commercial paper universal note stock pursuant to Section 5(Y) hereof shall be as follows:

(a)	to hold the blank Notes in safekeeping, pending receipt of the Issuer’s Instructions;

(b)	to complete each Note pursuant to the Instructions as to the face or principal amount, net dollar amount, payee (which shall be “BEARER” unless otherwise specified in the Instructions), date of issue, maturity date, interest rate (if any) and amount of interest due at maturity (if an interest bearing Note);

(c)	to cause a duly authorized officer or duly authorized employee of the Bank to countersign each Note for purposes of authentication of the Note only;

(d)	to deliver the Notes in accordance with the related Instructions (i) by hand, against receipt for payment or (ii) as otherwise provided in the related Instructions; and

(e)	to credit the net proceeds of all deliveries of Notes to the Issuer’s account with the Bank (Account No. 00447400) under advice to the Issuer at the address specified in Section 15 hereof.

The Bank’s additional duties in connection with the issuance of the Notes when the Issuer delivers facsimile signature stamps to the Bank pursuant to Section 5(Y) hereof shall be as follows:

(f)	to hold the facsimile signature stamps delivered pursuant to Section 5(Y) hereof in safekeeping pending receipt of the Issuer’s Instructions; and

(g)	to apply the facsimile signature stamp(s) to the Notes pursuant to the Instructions.

Z.	Book Entry Obligations and Physical Notes:

The Issuer acknowledges that pursuant to the custom and practice of the commercial paper market, the delivery or mailing of an Obligation against payment of the net amount of the Obligation (i.e., the principal amount of the Obligation less the discount specified in the Instructions or the principal amount of an interest bearing Obligation) and the actual receipt of payment thereof are not simultaneous transactions.

Therefore, whenever the Instructions direct the Bank to deliver any Obligation against payment, the Bank is authorized to and will deliver such Obligation to the party specified in the Instructions and hold as receipt a confirmation copy generated by SDFS (in the case of Book Entry transactions), or (a) the receipt of the party specified in the Instructions or (b) the United States Post Office’s registered mail (both (a) and (b) in the case of physical Notes) in lieu of immediate payment by the purchaser of the Obligation (the “Purchaser”). The Issuer also acknowledges that pursuant to the custom and practice of the commercial paper market, the Purchaser is obligated to settle in immediately available funds at or before the close of business on the Issue Date specified on the Obligation. The Issuer understands and agrees that whenever the Bank delivers an Obligation against receipt of funds as set forth above, the Issuer and not the Bank shall bear the risk of the Purchaser’s failure to remit the net amount of the Obligation purchased, and of the loss or theft of Notes after such Notes are placed in the United States mail.

The Bank shall have no duty or responsibility to make any transfer of the proceeds of the sale of the Issuer’s Obligations, or to advance any monies or effect any credit with respect to such proceeds or transfers unless and until the Bank has actually received the proceeds of the sale of the Obligations. Upon such receipt, the Bank shall immediately credit the Issuer’s account with the Bank (Account No. 00447400) with such proceeds unless at the time of such crediting, the Issuer has advised the Bank, in writing, that the receipt of such proceeds is subject to reversal or cancellation. If the Bank, at its sole option, effects any such transfer that results in an overdraft in any account of the Issuer, the amount of such overdraft shall be considered as a loan to the Issuer, and the Issuer agrees to pay the Bank on demand the amount of such loan together with interest thereon at the rate customarily charged by the Bank on similar loans.

Section 8. Payment

Bank’s sole duties in connection with payment of the Obligations shall be, upon presentment at maturity of an issued Obligation, to pay the principal amount of a discounted Obligation or principal plus interest of an interest-at-maturity Obligation to the party appearing to be entitled thereto, and to debit the Issuer’s account with the Bank (Account No. 00447400) for such amount under advice to the Issuer at the address specified in Section 15 hereof.

The Bank shall have no obligation to pay, at maturity, the amount referred to in this Section 8 unless sufficient funds have been received by the Bank in collected funds. If the Bank, at its sole option, makes any such payment that results in an overdraft in any account of the Issuer, the amount of such overdraft shall be considered a loan to the Issuer, and the Issuer agrees to pay the Bank on demand the amount of such loan together with interest thereon at the rate customarily charged by the Bank on similar loans.

Section 9. United States Dollars

The Issuer agrees that the Obligations issued or presented hereunder shall be denominated in United States dollars. The Issuer further agrees that payment of any and all amounts due pursuant to the provisions of this Agreement shall be made solely in United States dollars.

Section 10. Noteline Direct

The Issuer is granted a personal, non-transferable and non-exclusive right to use the instruction and reporting communication service Noteline Direct to transmit through the Noteline Direct system Instructions made pursuant to Section 6 hereof. The Issuer may, by separate agreement between the Issuer and one or more of its Agents, authorize the Agent (in each case other than the Bank) to directly access Noteline Direct for the purposes of transmitting Instructions to the Bank or obtaining reports with respect to the Obligations.

The Issuer acknowledges that (a) some or all of the services utilized in connection with Noteline Direct are furnished by Financial Sciences Corporation (“FSC”), (b) Noteline Direct is provided to the Issuer “AS IS” without warranties or representations of any kind whatsoever by FSC or the Bank, and (c) Noteline Direct is proprietary and confidential property disclosed to the Issuer in confidence and only on the terms and conditions and for purposes set forth in this Agreement.

By this Agreement, the Issuer acquires no title, ownership or sublicensing rights whatsoever in Noteline Direct or in any trade secret, trademark, copyright or patent of the Bank or FSC now or to become applicable to Noteline Direct. The Issuer may not transfer, sublicense, assign, rent, lease, convey, modify, translate, convert to a programming language, decompile, disassemble, recirculate, republish or redistribute Noteline Direct for any purpose without the prior written consent of the Bank and, where necessary FSC.

In the event (a) any action is taken or threatened which may result in a disclosure or transfer of Noteline Direct or any part thereof, other than as authorized by this Agreement, or (b) the use of any trademark, trade name, service mark, service name, copyright or patent of the Bank or FSC by the Issuer amounts to unfair competition, or otherwise constitutes a possible violation of any kind, then the Bank and/or FSC shall have the right to take any and all action deemed necessary to protect their rights in Noteline Direct, and to avoid the substantial and irreparable damage which would result from such disclosure, transfer or use, including the immediate termination of the Issuer’s right to use Noteline Direct.

To permit the use of Noteline Direct to issue Instructions and/or obtain reports with respect to the Obligations, the Bank will supply the Issuer with an identification number and initial passwords. From time to time thereafter, the Issuer may change its passwords directly through Noteline Direct. The Issuer will keep all information relating to its identification number and passwords strictly confidential and will be responsible for the maintenance of adequate security over its customer identification number and passwords. For security purposes, the Issuer should change its passwords frequently (at least once a year).

Instructions transmitted over Noteline Direct and received by the Bank pursuant to Section 6 hereof accompanied by the Issuer’s identification number and the passwords, shall be deemed conclusive evidence that such Instructions are correct and complete and that the issuance or redemption of the Obligation(s) directed thereby has been duly authorized by the Issuer.

Section 11. Representations and Warranties of the Issuer

The Issuer represents and warrants as follows:

(a)	This Agreement and the Obligations have been duly authorized and this Agreement when executed and delivered and the Obligations when issued in accordance with the applicable Instructions, will be valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(b)

This Agreement and the consummation of the transactions herein contemplated will not (i) result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument for money borrowed to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, or (ii) result in any violation of (x) the provisions of the Articles of Incorporation or the By-Laws of the Issuer or (y) to the best knowledge of the Issuer, any statute or any order, rule or regulation of any court or government agency or body having jurisdiction over the Issuer or any of its properties, in any manner which, in the case of clauses (i) and (ii) (y), would have a material adverse effect on the business of the Issuer and its subsidiaries taken as a whole;

(c)	No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Issuer or any of its properties is required for the issue and sale of the Obligations, except such as have been, or will have been obtained prior to the issue and sale of the Obligations, and such consents, approvals, authorizations, registrations or qualifications as may be required under “blue sky” or state securities laws or insurance laws in connection with the issue and sale of the Obligations by the Issuer; and

(d)	Each Obligation issued under this Agreement will be exempt from registration under the Securities Act of 1933, as amended. Each Instruction by the Issuer to issue Obligations under this Agreement shall be deemed a representation and warranty by the Issuer as of the date thereof that the representations and warranties herein are true and correct as if made on and as of such date, except to the extent that such representations and warranties specifically refer to a different date, in which case they shall be true and correct as of such date.

Section 12. Compensation

The Issuer agrees to pay such compensation for the Bank’s issuing and paying agent services pursuant to this Agreement in accordance with the Bank’s schedule of fees, as amended from time to time, that has been accepted and agreed to by the Issuer.

Section 13. Indemnification

The Issuer agrees that the Bank shall not be liable for any losses, damages, liabilities or costs suffered or incurred by the Issuer as a result of (a) the Bank’s having executed Instructions, (b) the Bank’s improperly executing or failing to execute any Instructions because of unclear Instructions, failure of communications media or any other circumstances beyond the Bank’s control, (c) the actions or inactions of DTC, any Agent or any broker, dealer, consignee or agent not selected by the Bank, or (d) any other acts or omissions of the Bank (or of any of its agents or correspondents) relating to this Agreement or the transactions or activities contemplated hereby except to the extent, if any, that such other acts or omissions constitute gross negligence, willful misconduct or violation of law by the Bank. The Issuer, in the absence of gross negligence, willful misconduct or violation of law by the Bank, agrees to indemnify the Bank and hold it harmless from and against (a) any and all actions, claims (groundless or otherwise), suits, losses, fines and penalties arising out of the Bank’s having executed any Instructions or otherwise having performed any of its obligations hereunder and (b) any damages, costs, expenses (including reasonable legal fees and disbursements), losses or liabilities relating to any such actions, claims, suits, losses fines or penalties or to any breach of this Agreement by the Issuer. In no event shall the Bank be liable for special, indirect or consequential damages. This Section 13, Indemnification, shall survive any termination of this Agreement and the issuance and payment of any Note(s).

14. Termination

Either the Bank or the Issuer may terminate this Agreement at any time by not less than ten (10) days’ prior written notice to the other. No such termination shall affect the rights and obligations of the Issuer and the Bank which have accrued under this Agreement prior to termination.

15. Addresses

Instructions hereunder shall be (a) mailed, (b) telephoned, (c) transmitted by facsimile device, and/or (d) transmitted via Noteline Direct to the Bank at the address, telephone number, and/or facsimile number specified below and shall be deemed delivered upon actual receipt by the Bank’s Commercial Paper Issuance Operations at the address, telephone number, and/or facsimile number specified below.

Deutsche Bank Trust Company Americas

Trust & Securities Services

60 Wall St – 27th Floor

New York, NY 10005

Attention: Money Market Instruments Operations

Telephone:    (212) 250-7539 / 2972

Facsimile:     (212) 797-8616

All notices, requests, demands and other communications hereunder (excluding Instructions) shall be in writing and shall be deemed to have been duly given (a) upon delivery by hand (against receipt), or (b) by United States Post Office registered mail (against receipt) or by regular mail (upon receipt) to the party and at the address set forth below or at such other address as either party may designate by written notice:

(a)	Danaher Corporation
2099 Pennsylvania Avenue, N.W.
12th Floor

Washington, D.C. 20006

Attention:      Vice President and Treasurer

Telephone:    (202) 419-7613

Facsimile:     (202) 419-7666

Electronic Mail:

Attention: Associate General Counsel

Telephone:    (202) 419-7611

Facsimile:     (202) 419-7666

Electronic Mail:

(b)	Deutsche Bank Trust Company Americas

Trust & Securities Services

60 Wall St. – 27th Floor

New York, NY 10005

Attention: Money Market Instruments Operations

Telephone:    (212) 250-7539 / 2972

Facsimile:     (212) 797-8616

16. Miscellaneous

(a)	This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York and as applicable, operating circulars of the Federal Reserve Bank, federal laws and regulations as amended, New York Clearing House rules, the DTC Rules, and general commercial bank practices applicable to commercial paper issuance and payment, funds transfer and related activities.

(b)	This Agreement may not be assigned by the Issuer and may not be modified, or amended or supplemented except by a writing or writings duly executed by the duly authorized representatives of the Issuer and the Bank.

(c)	This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof. All prior agreements, understandings, representations, statements, promises, inducements, negotiations, and undertakings and all existing contracts previously executed between said parties with respect to said subject matter are superseded hereby.

(d)	With respect to all references herein to nouns, insofar as the context requires, the singular form shall be deemed to include the plural, and the plural form shall be deemed to include the singular.

(e)	In no event shall the Bank be liable for any failure or delay in the performance of its obligations hereunder because circumstances beyond the Bank control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement.

(f)	The Bank shall incur no liability in acting upon telephonic, facsimile or other electronic instructions which the Bank believes in good faith to have been given by an authorized person, including but not limited to Instructions received in connection with the issuance of Obligations. In addition, in the event that the Issuer or an Agent currently or in the future utilizes a trading system that produces issuance instructions that do not include signatures or initials, the Bank may conclusively rely upon such instructions absent such signatures or initials.

Agreed to and Accepted by:

Deutsche Bank Trust Company Americas		Danaher Corporation

/s/ Annie Jaghatspanyan		/s/ Frank T. McFaden
Authorized Officer’s Signature		Authorized Officer’s Signature
Name:	Annie Jaghatspanyan	Name:	Frank T. McFaden
Title:	Assistant Vice President	Title:	Vice President and Treasurer

Date:	May 5, 2006	Date:	May 5, 2006

/s/ Wanda Camacho		/s/ Daniel L. Comas
Authorized Officer’s Signature		Authorized Officer’s Signature
Name:	Wanda Camacho	Name:	Daniel L. Comas
Title:	Vice President	Title:	Executive Vice President and Chief Financial Officer

Date:	May 5, 2006	Date:	May 5, 2006

List of Exhibits

Exhibit A DTC Master Note & Universal Note

Exhibit B Board Resolutions & Secretary’s Certificate

Exhibit C Authorized Officers & Certificate of Incumbency

Exhibit D Authorized Persons

Exhibit E DTC Certificate Agreement

Exhibit F DTC Letter of Representations

Exhibit A-1

DTC Master Note

The Depository Trust Company

A subsidiary of The Depository Trust & Clearing Corporation

CORPORATE COMMERCIAL PAPER – MASTER NOTE

May 18, 2006

(Date of Issuance)

DANAHER CORPORATION (“Issuer”), for value received, hereby promises to pay to Cede & Co., as nominee of The Depository Trust Company, or to registered assigns: (i) the principal amount, together with unpaid accrued interest thereon, if any, on the maturity date of each obligation identified on the records of Issue (the “Underlying Records”) as being evidenced by this Master Note, which Underlying Records are maintained by DEUTSCHE BANK TRUST COMPANY AMERICAS (“Paying Agent”); (ii) interest on the principal amount of each such obligation that is payable in installments, if any, on the due date of each installment, as specified on the Underlying Records; and (iii) the principal amount of each such obligation that is payable in installments, if any, on the due date of each installment, as specified on the Underlying Records. Interest shall be calculated at the rate and according to the calculation convention specified on the Underlying Records. Payments shall me made by wire transfer to the registered owner from Paying Agent without the necessity of presentation and surrender of this Master Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF.

This Master Note is a valid and binding obligation of Issuer.

Not Valid Unless Countersigned for Authentication by Paying Agent.

DEUTSCHE BANK TRUST
COMPANY AMERICAS		DANAHER CORPORATION
(Paying Agent)		(Issuer)

By:	/s/ Wanda Camacho	By:	/s/ Frank T. McFaden
	(Authorized Countersignature)		(Authorized Signature)

(Guarantor)

		By:	/s/ Dan Comas
(Authorized Signature)

DTCC

The Depository Trust & Clearing Corporation

At the request of the registered owner, Issue shall promptly issue and deliver one or more separate note certificates evidencing each obligation evidenced by this Master Note. As of the date any such note certificate or certificates are issued, the obligations which are evidenced thereby shall not longer be evidenced by this Master Note.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

(Name, Address, and Taxpayer Identification Number of Assignee)

The Master Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________ attorney to transfer said Master Note on the books of Issuer with full power of substitution in the premises.

Dated:
Signature(s) Guaranteed:	(Signature)
Notice: The signature on this assignment must correspond with the name as written upon the face of this Master Note, in every particular without alteration or enlargement or any changes whatsoever.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Exhibit B

Board Resolutions and Secretary’s Certificate

I, James F. O’Reilly, the duly elected, qualified and acting Secretary and Associate General Counsel of Danaher Corporation, a Delaware corporation, do hereby certify that attached hereto as Annex A is a true and correct copy of the resolutions duly adopted by the Board of Directors of Danaher Corporation on _________ and that said resolutions have not been amended, modified or revoked, and are in full force and effect on the date hereof; and furthermore that such resolutions are the only resolutions adopted by the Board of Directors or any committee thereof governing the subject matter described therein.

IN WITNESS WHEREOF, I have hereunto set my name and affixed the seal of Danaher Corporation as of April ___, 2006.

DANAHER CORPORATION

By:
Name:	James F. O’Reilly
Title:	Secretary and Associate General Counsel

[Seal]

I, Frank McFaden, Vice President and Treasurer of the Issuer, hereby certify that I am the duly elected, qualified and acting Vice President and Treasurer of the Issuer, that James F. O’Reilly is the duly elected, qualified and acting Secretary and Associate General Counsel of the Issuer and that the signature appearing above is the true signature of James F. O’Reilly.

IN WITNESS WHEREOF, the undersigned has signed his name as of April ___, 2006.

DANAHER CORPORATION

By:
Name:	Frank McFaden
Title:	Vice President and Treasurer

Exhibit C

Authorized Officers and Certificate of Incumbency

I, James F. O’Reilly, the duly elected, qualified and acting Secretary and Associate General Counsel of Danaher Corporation, a Delaware corporation (the “Issuer”), do hereby certify that attached hereto is an original list with the genuine signature and true and correct title of each of the officers of the Issuer authorized to act for the Issuer in connection with the Issuer’s commercial paper pursuant to the Resolutions duly adopted by the Board of Directors of the Issuer on _________ and that said list has not been amended, modified or revoked, and is in full force and effect on the date hereof. Capitalized terms used herein and not otherwise defined have the meanings specified in the Issuing and Paying Agent Agreement dated April ___, 2006 (the “Agreement”) between the Issuer and Deutsche Bank Trust Company Americas.

IN WITNESS WHEREOF, I have hereunto set my name and affixed the seal of Danaher Corporation as of April ___, 2006.

DANAHER CORPORATION

By:
Name:	James F. O’Reilly
Title:	Secretary and Associate General Counsel

[Seal]

I, Frank McFaden, Vice President and Treasurer of the Issuer, hereby certify that I am the duly elected, qualified and acting Vice President and Treasurer of the Issuer, that James F. O’Reilly is the duly elected, qualified and acting Secretary and Associate General Counsel of the Issuer and that the signature appearing above is the true signature of James F. O’Reilly.

IN WITNESS WHEREOF, the undersigned has signed his name as of April ___, 2006.

DANAHER CORPORATION

By:
Name:	Frank McFaden
Title:	Vice President and Treasurer

AUTHORIZED OFFICERS

Pursuant to the Resolutions and the Agreement, the following individuals are Authorized Officers of the Issuer authorized to act for the Issuer in connection with the commercial paper notes and/or book-entry Obligations.

Name	Office	Signature

H. Lawrence Culp, Jr.	President and Chief Executive Officer

Daniel L. Comas	Executive Vice President and Chief Financial Officer

Frank McFaden	Vice President and Treasurer

Exhibit D

Authorized Persons

Pursuant to the resolutions of Danaher Corporation, a Delaware corporation (the “Issuer”) adopted on ___________, and the Agreement between the Issuer and Deutsche Bank Trust Company Americas (the “Bank”) having the Effective Date of April ___, 2006, (the “Agreement”; terms used but not otherwise defined herein shall have the meanings assigned thereto in the Agreement), the Authorized Officers of the Issuer authorize and so direct the Bank to execute all Instructions made pursuant to the provisions of the Agreement purporting to be from any one of the employees or Agents of the Issuer (“Authorized Persons”) listed below and such Authorized Officers represent that said list has not been amended, modified or revoked and is in full force and effect on April ___, 2006. Subject to the foregoing, the Authorized Persons are:

Name	Title	Signature

IN WITNESS WHEREOF, I have hereunto set my name as of April ___, 2006.

DANAHER CORPORATION

By:
Name:	Daniel L. Comas
Title:	Executive Vice President and Chief Financial Officer

By:
Name:	Frank McFaden
Title:	Vice President and Treasurer

Exhibit E

DTC Certificate Agreement

BOOK-ENTRY-ONLY MONEY MARKET INSTRUMENT

(MASTER NOTE) PROGRAM

CERTIFICATE AGREEMENT

This Agreement is dated as of December 1, 1993, by and between The Depository Trust Company (“DTC”) and Bankers Trust Company. (“Custodian”)

Whereas, Custodian performs, as agent of the issuers, certain paying agency functions with respect to one or more issues of money market instrument notes issued under the programs listed on Exhibit A, as it may be amended in writing with the addition or deletion of a program from time to time by the parties (the “Securities”); and

Whereas, in order to enhance the efficiency of the processes for issuing and redeeming such Securities, Custodian has agreed to act as custodian of master note certificates registered in the name of DTC’s nominee, Cede & Co., evidencing the Securities (the “Certificates”) and has established procedures to perform the services hereinafter set forth.

Now, therefore, in consideration of the representations, warranties, and covenants herein contained the parties agree as follows:

1. Custodian shall assure that each Certificate held pursuant to this Agreement shall be in registered form, registered in the name of Cede & Co., and shall bear the following legend:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Custodian agrees that the foregoing provisions of this Paragraph constitute as to Custodian a timely written notice of an adverse claim by DTC as to each such Certificate regardless of whether the legend actually appears thereon.

2. Subsequent to the issuance of Certificates, Custodian shall hold the Certificates awaiting DTC’s instructions. On receipt of instructions from DTC, and except as hereinafter provided, Custodian shall deliver to DTC or as directed by DTC any or all Securities or Certificates held for DTC in accordance with such instructions.

3. Custodian shall confirm to DTC the amount of Securities evidenced by each Certificate on a daily or other periodic basis, as DTC may reasonably request.

4. As between DTC and Custodian (including, without limitation, its creditors, lien holders, and pledgees), the Securities evidenced by a Certificate and such Certificate shall be deemed to be the sole property of DTC. Custodian shall not by reason of any provision of this Agreement or the delivery to it of Securities in connection with their issuance obtain any legal or equitable right, title, or interest in or to Securities evidenced by such Certificate.

5. Custodian shall itself at all times hold all Certificates in one of its secured areas.

6. (a) Notwithstanding any event whatsoever, other than an event described in subparagraph (b) of this Paragraph on in the proviso to Paragraph 8, Custodian shall, upon the request of DTC, deliver or make available to DTC any or all Securities or Certificates within 24 hours after receipt of such request, except that Custodian shall not be required hereby to deliver or make available Securities or Certificates to DTC on a day that Custodian is not open for business.

(b) Custodian shall notify DTC immediately after it determines that any Securities or Certificate received by it from the issuer, deliverable by it to DTC, or held by it pursuant to the provisions of this Agreement has apparently been lost, destroyed, wrongfully taken, or is unaccounted for by Custodian (each, a “Missing Security”), Custodian shall promptly replace any Missing Security without cost to DTC.

7. Custodian represents and warrants that it is insured under an insurance policy in the form of Financial Institution Bond Standard Form 24, or similar coverage, in the amount of $125 Million, with a deductible of $10 Million, which Custodian reasonably believes to be adequate to cover all losses under all programs that Custodian has and shall have with DTC. Custodian will deliver promptly to DTC, if DTC so requests, a writing signed by its insurance broker or agent which evidences the existence of such insurance coverage in such amount and with such deductible, and Custodian covenants and agrees to maintain at its expense such insurance (or a comparable plan of insurance) in no less amount, no greater deductible, and with like coverage during the term of this Agreement, subject to its right to cancel, decrease, or limit the same. Custodian shall notify DTC promptly in writing of any material changes in such insurance coverage. Custodian shall, prior to the first anniversary of the date of this Agreement and prior to each succeeding anniversary of this Agreement during its term, deliver promptly to DTC, if DTC so requests, a writing signed by its insurance broker or agent which shall evidence the amount, deductible, and coverage of Custodian’s insurance and shall state whether or not such insurance is equivalent to Financial Institution Bond Standard Form 24. Custodian agrees that whenever Custodian ships Securities or Certificates to DTC, Custodian shall either provide adequate insurance coverage or require such coverage from the carrier of the Securities or Certificates, such coverage to cover losses of Securities or Certificates while in transit and until received. Custodian shall, if DTC so requests, promptly furnish DTC with documentation evidencing the amount, deductible, and coverage of the insurance provided by Custodian for any such shipment of Securities or Certificates.

8. Custodian agrees that it shall not for any reason, including the assertion of any claim, right, or lien of any kind, refuse or refrain from delivering any Securities or Certificates to or as directed by DTC in accordance with the terms of this Agreement; provided, however, that if Custodian shall be served with a notice of levy, seizure, or similar notice, order, or judgment, issued or directed by a governmental agency or court, or an officer thereof, having jurisdiction over Custodian, which on its face affects Securities evidenced by Certificates in the possession of Custodian pursuant to the provisions hereof, Custodian may, pending further direction of such governmental agency or court, refuse or refrain from delivery or making available to DTC in contravention of such notice or levy, seizure, or similar notice, order, or judgment, Securities not greater in amount than the Securities which are affected by such notice of levy, seizure, or similar notice, order, or judgment on the face thereof.

9. Custodian may act relative to this Agreement in reliance upon advice of counsel in reference to any matters connected with its duties under this Agreement, and shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions to act of any kind, unless caused by its own negligence.

10. Custodian may at any time, without any resulting liability to itself, act under this Agreement in reliance upon the signature of any person who it reasonably believes has authority to act for DTC with respect to this Agreement, but Custodian shall not be required so to act, and may in its discretion at any time require such evidence of the authenticity of such signature and of the authority of the person acting for DTC as may be satisfactory to Custodian.

11. So long s this Agreement remains in effect as to any issue of Securities, Custodian shall furnish to DTC as soon as available a copy of any report on the adequacy of Custodian’s internal accounting control procedures relating to the safeguarding of securities in its custody prepared for any regulatory agency by Custodian’s independent outside auditor.

12. This Agreement may be terminated by either party upon ten business days’ prior written notice to the other party. In the event of the termination of this Agreement or the termination hereunder of this Agreement as to issues of Securities evidenced by specific Certificates, it shall be deemed that Custodian has received as of the time of such termination a request by DTC within the meaning of Paragraph 6(a) with regard to: (i) all Securities or Certificates subject hereto if this Agreement is terminated; or (ii) the specific Securities or Certificates in respect of which this Agreement shall terminate.

13. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

14. All notices, instructions, requests, and other communications required or contemplated by this Agreement shall be in writing, shall be delivered by hand or sent, postage prepaid, by certified or registered mail, return receipt requested, and shall be addressed to Custodian at 16 Wall St., New York, NY 10005, Attn: Issuance Services Manager, and to DTC at 49th Floor; 55 Water Street; New York, NY 10041-0099, Attn: General Counsel. Notice given as aforesaid shall be deemed given upon the receipt thereof. Either party may change the address to which notices shall be sent upon notice to the other in the manner hereinabove provided.

15. (a) Custodian agrees to indemnify and hold harmless DTC from and against any and all losses, liabilities, claims, penalties, charges, and expenses (including reasonable counsel fees and expenses) suffered or incurred by or asserted or assessed against DTC by reason of Custodian’s negligent action or negligent failure to act; provided, however, that should Custodian be held to be negligent hereunder and should DTC be held to have been contributorily negligent in connection therewith, then the aforementioned liability shall be shared between Custodian and DTC in such proportion as may be set forth in any decision of a court or other tribunal having jurisdiction, unless Custodian and DTC shall agree in writing to share such liability in a different proportion.

(b) DTC agrees to indemnify and hold harmless Custodian from and against any and all losses, liabilities, claims, taxes, assessments, penalties, charges, and expenses (including reasonable counsel fees and expenses) suffered or incurred by or asserted or assessed against Custodian by reason of any action pursuant to this Agreement or following the instructions of DTC in connection with the performance of its duties under this Agreement where Custodian has acted in good faith and without negligence; provided, however, that should Custodian be held to be negligent hereunder and should DTC be held to have been contributorily negligent in connection therewith, then the aforementioned liability shall be shared between Custodian and DTC in such proportion as may be set forth in any decision of a court or other tribunal having jurisdiction, unless Custodian and DTC shall agree in writing to share such liability in a different proportion.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Bankers Trust Company			THE DEPOSITORY TRUST COMPANY
(Custodian)

By:	/s/ Anne Mohen	By:	/s/ Richard B. Nesson
	Vice President		Richard B. Nesson
	(Title)		General Counsel
(Title)

/s/ [illegible]
(Attest)

Exhibit F

DTC Letter of Representation

The Depository Trust Company

A subsidiary of The Depository Trust & Clearing Corporation

Book-Entry-Only Corporate Commercial Paper

(Master Note) Program

Letter of Representations

[To be Completed by Issuer, Issuing Agent and Paying Agent]

Danaher Corporation

[Name of Issuer]

Deutsche Bank Trust Company Americas Participant 1503

[Name and DTC Participant Number of Issuing Agent and Paying Agent]

April 28, 2006

[Date]

Attention: Underwriting Department

The Depository Trust Company

55 Water Street, 25th Floor

New York, NY 10041-0099

Re:	U.S. $2,200,000,000 Commercial Paper Program pursuant to Section 4(2) of the Securities Act of 1933, as amended

[Description of Program, including reference to the provision of the Securities Act of 1933, as amended, pursuant to which Program is exempt from registration.]

Ladies and Gentlemen:

This letter sets forth our understanding with respect to certain matters relating to the issuance by Issuer from time to time of notes under its Commercial Paper program described above (the “Securities”). Issuing Agent shall act as issuing agent with respect to the Securities. Paying Agent shall act as paying agent or other such agent of Issuer with respect to the Securities. Issuance of the Securities has been authorized pursuant to a prospectus supplement, offering circular, or other such document authorizing the issuance of the Securities dated May 2006.

Paying Agent has entered into a Money Market Instrument or Commercial Paper Certificate Agreement with The Depository Trust Company (“DTC”) dated as of December 1, 1993 pursuant to which Paying Agent shall act as custodian of a Master Note Certificate evidencing the Securities, when issued. Paying Agent shall amend Exhibit A to such Certificate Agreement to include the program described above, prior to issuance of the Securities.

To induce DTC to accept the Securities as eligible for deposit at DTC and to act in accordance with its Rules with respect to the Securities, Issuer, Issuing Agent, and Paying Agent make the following representations to DTC:

1. The Securities shall be evidenced by a Master Note Certificate in registered form registered in the name of DTC’s nominee, Cede & Co., and such Master Note Certificate shall represent 100% of the principal amount of the Securities. The Master Note Certificate shall include the substance of all material provisions set forth in the DTC model Commercial Paper Master Note, a copy of which previously has been furnished to Issuing Agent and Paying Agent, and may include additional provisions as long as they do not conflict with the material provisions set forth in the DTC model.

2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its participants (“Participants”) or to any person having an interest in the Securities any information contained in the Master Note Certificate; and (b) acknowledges that neither DTC’s Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Master Note Certificate by virtue of submission of such Certificate to DTC.

3. For Securities to be issued at a discount from the face value to be paid at maturity (“Discount Securities”), Issuer or Issuing Agent has obtained from the CUSIP Service Bureau a written list of two basic six-character CUSIP numbers (each of which uniquely identifies Issuer and two years of maturity dates for the Discount Securities to be issued under its Commercial Paper program described above). The CUSIP numbers on such list have been reserved for future assignment to issues of the Discount Securities based on the maturity year of the Discount Securities and will be perpetually reassignable in accordance with DTC’s Procedures, including DTC’s Final Plan for DTC Money Market Programs and DTC’s Issuing/Paying Agent General Operating Procedures for Corporate Commercial Paper (the “MMI Procedures”), a copy of which previously has been furnished to Issuing Agent and Paying Agent.

For Securities to be issued at face value with interest to be paid at maturity only or periodically (“Interest Bearing Securities”), Issuer or Issuing Agent has obtained from the CUSIP Service Bureau a written list of approximately 900 nine-character numbers (the basic first six characters of which are the same and uniquely identify Issuer and the Interest Bearing Securities to be issued under its Commercial Paper program described above). The CUSIP numbers on such list have been reserved for future assignment to issues of the Interest Bearing Securities. At any time when fewer than 100 of the CUSIP numbers on such list remain unassigned, Issuer or Issuing Agent shall promptly obtain from the CUSIP Service Bureau an additional written list of approximately 900 such numbers.

4. When Securities are to be issued through DTC, Issuing Agent shall notify Paying Agent and shall give issuance instructions to DTC in accordance with the MMI Procedures. The giving of such issuance instructions, which include delivery instructions, to DTC shall constitute: (a) a representation that the Securities are issued in accordance with applicable law; and (b) a confirmation that the Master Note Certificate evidencing such Securities, in the form described in paragraph 1, has been issued and authenticated.

5. All notices and payment advises sent to DTC shall contain the CUSIP number of the Securities.

6. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time: (a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, federal, or foreign laws or regulations thereunder.

7. Notwithstanding anything set forth in any document relating to a letter of credit facility, neither DTC nor Cede & Co. shall have any obligations or responsibilities relating to the letter of credit facility, if any, unless such obligations or responsibilities are expressly set forth herein.

8. If issuance of Securities through DTC is scheduled to take place one or more days after Issuing Agent has given issuance instructions to DTC, Issuing Agent may cancel such issuance by giving a cancellation instruction to DTC in accordance with the MMI Procedures.

9. At any time that Paying Agent has Securities in its DTC accounts, it may request withdrawal of such Securities from DTC by giving a withdrawal instruction to DTC in accordance with the MMI Procedures. Upon DTC’s acceptance of such withdrawal instruction, Paying Agent shall reduce the principal amount of the Securities evidenced by the Master Note Certificate accordingly.

10. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer, Issuing Agent, or Paying Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC’s Reorganization Department, Proxy Unit no fewer that 15 calendar days in advance of such record date. If sent by telecopy, such notice shall be directed to (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC such party shall confirm DTC’s receipt of such telecopy by telephoning (212) 855-5187. For information regarding such notices, telephone The Depository Trust and Clearing Corporation’s Proxy hotline at (212) 855-5191.

11. Paying Agent may override DTC’s determination of interest and principal payment dates, in accordance with the MMI Procedures.

12. Notice regarding the amount of variable interest and principal payments on the Securities shall be given to DTC by Paying Agent in accordance with the MMI Procedures.

13. All notices sent to DTC shall contain the CUSIP number of the Securities.

14. Paying Agent shall confirm with DTC daily, by CUSIP number, the face value of the Securities outstanding, and Paying Agent’s corresponding interest and principal payment obligation, in accordance with the MMI Procedures.

15. DTC may direct Issuer, Issuing Agent, or Paying Agent to use any other number or address as the number or address to which notices or payments may be sent.

16. Payments on the Securities, including payments in currencies other than the U.S. Dollar, shall be made by Paying Agent in accordance with the MMI Procedures.

17. In the event that Issuer determines that beneficial owners of the Securities shall be able to obtain certificated Securities, Issuer, Issuing Agent, or Paying Agent shall notify DTC of the availability of certificates. In such event, Issuer, Issuing Agent, or Paying Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

18. Issuer authorizes DTC to provide to Issuing Agent and/or Paying Agent listings of DTC Participants’ holdings, known as Security Position Reports (“SPRs”) with respect to the Assets from time to time at the request of Issuing Agent or Paying Agent. DTC charges a fee for such SPRs. This authorization, unless revoked by Issuer, shall continue with respect to the Assets while any Assets are on deposit at DTC, until and unless Issuing Agent and/or Paying Agent shall no longer be acting as Issuing and/or Paying Agent for Issuer. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Proxy Web Services are available at www.dtc.org. To register for or inquire about Proxy Web Services, telephone The Depository Trust and Clearing Corporation’s Proxy Hotline at (212) 855-5191.

19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer, Issuing Agent, or Paying Agent (at which time DTC will confirm with Issuer, Issuing Agent, or Paying Agent the aggregate amount of Securities outstanding by CUSIP number). Under such circumstances, at DTC’s request Issuer, Issuing Agent, and Paying Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participants having Securities credited to its DTC accounts.

20. Nothing herein shall be deemed to require Issuing Agent or Paying Agent to advance funds on behalf of Issuer.

21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

24. Issuer represents that the Securities are not securities of an issuer that is listed on the Office of Foreign Asset Control (“OFAC”) issuer list distributed by the U.S. Department of the Treasury, or of an issuer that is incorporated in a country that is on the OFAC list of “pariah” countries.

25. Issuer, Issuing Agent and Paying Agent shall comply with the applicable requirements stated in DTC’s MMI Procedures, as they may be amended from time to time.

26.	The following riders, attached hereto, are hereby incorporated into this Letter of Representations:

_____________________________________________________________________________

[The remainder of this page was intentionally left blank.]

Note:

Schedule A contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfer of securities distributed through DTC, and certain related matters.

Very truly yours,

Danaher Corporation
[Issuer]

By:	/s/ Frank T. McFaden
[Authorized Officer’s Signature]

Deutsche Bank Trust Company Americas
[Issuing Agent]

By:	/s/ [illegible]
[Authorized Officer’s Signature]

Deutsche Bank Trust Company Americas
[Paying Agent]

By:	/s/ [illegible]
[Authorized Officer’s Signature]

Received and Accepted:
THE DEPOSITORY TRUST COMPANY

By:	/s/ Denise Russo